Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Franklin Lexington Private Markets Fund of our report dated June 28, 2024, relating to the financial statements of Franklin Lexington Private Markets Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

August 9, 2024